As filed with the Securities and Exchange Commission on June 23, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANADIAN IMPERIAL BANK OF COMMERCE

(Exact Name of Registrant as Specified in Its Charter)

Canada	13-1942440
(State or other jurisdiction of Incorporation or Organization)	(IRS employer identification no.)

Commerce Court

Toronto, Ontario

Canada, M5L 1A2

Tel: 416-980-2211

(Address of principal executive offices, including zip code)

PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan
PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan
PrivateBancorp, Inc. Strategic Long-Term Incentive Plan
PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan
(Full Title of Plan)

Michael G. Capatides

Senior Executive Vice-President, Chief Administrative Officer and General Counsel

Canadian Imperial Bank of Commerce

425 Lexington Avenue—3rd Floor

New York, New York, USA 10017

212-667-8301

(Name, address, including zip code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

James B. Carlson	Robert J. Richardson
Reb D. Wheeler	Canadian Imperial Bank of Commerce
David S. Bakst	Commerce Court
Mayer Brown LLP	Toronto, Ontario
1221 Avenue of the Americas	Canada, M5L 1A2
New York, New York 10020	Tel: 416-980-2211
+1 212-506-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934. Check one:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
	Amount		maximum	maximum
Title of securities	to be		offering price	aggregate	Amount of
to be registered	registered (1)		per share (2))	offering price	registration fee
Common Shares, without par value, under the PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan	590,000	(3)	$79.64	$46,987,600	$5,447
Common Shares, without par value, under the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan	150,000	(4)	$79.64	$11,946,000	$1,385
Common Shares, without par value, under the PrivateBancorp, Inc. Strategic Long-Term Incentive Plan	160,000	(5)	$79.64	$12,742,400	$1,477
Common Shares, without par value, under the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan	1,000,000	(6)	$79.64	$79,640,000	$9,231
Total	1,900,000		$79.64	$151,316,000	$17,540
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of common shares of Canadian Imperial Bank of Commerce (“Common Shares”) which may become issuable pursuant to the anti-dilution provisions of the above-named plans (collectively, the “Company Stock Plans”).

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices per share of Common Shares as reported on the New York Stock Exchange on June 21, 2017.

(3)

Represents Common Shares of Canadian Imperial Bank of Commerce (“CIBC”) to be purchased under PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan.  In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to such plan.

(4)			Represents CIBC Common Shares reserved under the PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan, including upon the exercise of stock options under such plan.
(5)			Represents CIBC Common Shares reserved under the PrivateBancorp, Inc. Strategic Long-Term Incentive Plan, including upon the exercise of stock options under such plan.
(6)			Represents CIBC Common Shares reserved under the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan, including the exercise of stock options under such plan.

EXPLANATORY NOTE

Canadian Imperial Bank of Commerce, a Schedule I Bank under the Bank Act (Canada) (“CIBC” or the “Registrant”) is filing this Registration Statement on Form S-8 with respect to up to 1,900,000 of its common shares, without par value, (the “Common Shares”), to be purchased or issued in connection with the Company Stock Plans following the merger of PrivateBancorp, Inc., a Delaware corporation, into a subsidiary of CIBC, effective 12:01 a.m. on June 23, 2017.

PART I

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act. The documents containing the information specified in Part I will be delivered to the participants in the Company Stock Plans as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to participants in the Company Stock Plans pursuant to Rule 428(b) or additional information about the Company Stock Plans are available without charge. Requests should be directed to Canadian Imperial Bank of Commerce, Commerce Court, Toronto, Ontario, Canada, M5L 1A2, Attention: Corporate Secretary (telephone: (416) 980-2211).

PART II

Item 3.         Incorporation of Documents by Reference

The following documents filed by the Registrant are incorporated herein by reference:

CIBC Filings with the SEC
(File No. 1-14678)	Period and/or Filing Date
Annual Report on Form 40-F	Year ended October 31, 2016, as filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Quarter ended April 30, 2017, as filed May 25, 2017
Report of Foreign Private Issuer on Form 6-K	Quarter ended January 31, 2017, as filed February 23, 2017
Report of Foreign Private Issuer on Form 6-K	Filed May 25, 2017 (with respect to CIBC’s Computation of Ratio of Earnings to Fixed Charges)
Report of Foreign Private Issuer on Form 6-K	Filed May 25, 2017 (with respect to the reporting of the declaration of dividends)
Report of Foreign Private Issuer on Form 6-K	Filed May 16, 2017
Report of Foreign Private Issuer on Form 6-K	Filed May 4, 2017
Report of Foreign Private Issuer on Form 6-K	Filed March 30, 2017
Report of Foreign Private Issuer on Form 6-K	Filed March 10, 2017
Report of Foreign Private Issuer on Form 6-K	Filed December 13, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed December 1, 2016
Report of Foreign Private Issuer on Form 6-K	Filed November 4, 2016

In addition, any documents filed on Form 40-F or furnished on Form 6-K (if and to the extent expressly provided therein) by CIBC with the SEC, after the date of the filing of this prospectus and prior to the completion or withdrawal of any offering hereunder or, if later, the date on which any of CIBC’s affiliates ceases offering and selling the securities offered hereby, shall be deemed to be incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Under the Bank Act and CIBC’s by-laws, CIBC indemnifies any director or officer of CIBC, any former director or officer of CIBC, and any other person who acts or acted at CIBC’s request as a director or officer of or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by them in respect of any civil, criminal, administrative, investigative or other proceeding in which they are involved because of that association with CIBC or other entity; provided (i) the person acted honestly and in good faith or in a similar capacity; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for belief that their conduct was lawful.

Under the Bank Act, the indemnified persons referred to above are entitled to indemnity from CIBC in respect of all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the person in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association with CIBC or another entity, if the person seeking indemnity:

•                  was not judged by the court or other competent authority to have committed any fault or omitted to do anything they ought to have done; and

•                  fulfills the conditions set out in (i) and (ii) above.

CIBC has obtained director’s and officer’s liability insurance coverage, which, subject to policy terms and limitations, provides coverage for directors and officers of CIBC, acting as directors and officers of CIBC and its subsidiaries, in certain circumstances where CIBC is unable to provide indemnification to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

The exhibits filed herewith or incorporated by reference herein are set forth in the Index to Exhibits filed as part of this Registration Statement.

Item 9.         Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in this Registration Statement;

provided, however, paragraphs (1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Form 40-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 23, 2017.

CANADIAN IMPERIAL BANK OF COMMERCE

By:
/s/ Victor G. Dodig
Victor G. Dodig
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Victor G. Dodig	President, Chief Executive Officer and Director	June 23, 2017
Victor G. Dodig	(Principal Executive Officer)

/s/ Kevin Glass	Senior Executive Vice-President and Chief	June 23, 2017
Kevin Glass	Financial Officer (Principal Financial Officer)

/s/ David Arnold	Executive Vice-President, Finance Shared	June 23, 2017
David Arnold	Services and Global Controller (Controller)

*	Chair of the Board	June 23, 2017
John P. Manley

*	Director	June 23, 2017
Brent S. Belzberg

*	Director	June 23, 2017
Nanci E. Caldwell

*	Director	June 23, 2017
Gary F. Colter

*	Director	June 23, 2017
Patrick D. Daniel

*	Director	June 23, 2017
Luc Desjardins

SIGNATURE	CAPACITY	DATE

*	Director	June 23, 2017
Linda S. Hasenfratz

*	Director	June 23, 2017
Christine E. Larsen

*	Director	June 23, 2017
Jane L. Peverett

*	Director	June 23, 2017
Katharine B. Stevenson

*	Director	June 23, 2017
Martine Turcotte

*	Director	June 23, 2017
Barry L. Zubrow

*Victor G. Dodig, by signing his name hereto, does sign this document on behalf of the above-noted individuals, pursuant to power of attorney duly executed by such individuals which has been filed as an exhibit to this Registration Statement.

By:
/s/ Victor G. Dodig
Victor G. Dodig
Attorney-In-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Canadian Imperial Bank of Commerce in the United States, on June 23, 2017.

By:
/s/ Michael G. Capatides
Michael G. Capatides
Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	By-laws of Canadian Imperial Bank of Commerce (incorporated by reference to the Current Report on Form 6-K filed by Canadian Imperial Bank of Commerce with the SEC on April 5, 2016)

4.2	PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan, As Amended and Restated Effective Generally as of February 1, 2016

4.3	PrivateBancorp, Inc. 2007 Long-Term Incentive Compensation Plan

4.4	PrivateBancorp, Inc. Strategic Long-Term Incentive Plan

4.5	PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan

4.6	First Amendment to PrivateBancorp, Inc. Savings, Retirement & Employee Stock Ownership Plan, As Amended and Restated Effective Generally as of February 1, 2016

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

24.1	Powers of Attorney